EXHIBIT 99.1

38 112 202 212 118 47 89 89 89 237 140 34 27 72 157 PRO FORMA EBITDA RECONCILIATION 15 EBITDA Reconciliation 1) Per AP Gaming Holdco, Inc. public filings 2) EBITDA losses associated with Table Products and Interactive segments which are currently ramping 3) Full - year adjustment for machines pending install and contracted to be placed within the next 6 months 4) Annualization of EBITDA contribution from new units placed intrayear ; net of units displaced 5) Annualization of EBITDA contribution from realized synergies implemented intrayear ($ in mm) At Refinancing LTM LTM 2016A 3/31/2017 9/30/2017 EGM Adjusted EBITDA (1) $91.7 $93.2 $104.5 Table Products Adjusted EBITDA (1) (1.7) (1.4) (1.0) Interactive Adjusted EBITDA (1) (4.7) (2.8) (1.0) Adjusted EBITDA $85.3 $89.0 $102.5 Loss Associated with Table Products (Ramping Business) (2) 1.7 1.4 1.0 Loss Associated with Interactive (Ramping Business) (2) 4.7 2.8 1.0 FY Impact of Capex Incurred / Contracted Placements within the Next 6 Months (3) 4.2 5.9 2.9 Run-Rate Net Impact of New Unit Placements (4) 5.8 3.4 4.0 Annualization of Realized Synergies (5) 0.9 0.1 - FY Impact of In Bet Acquisition (Closed August 2017) - - 1.0 Pro Forma EBITDA (before Asset Acquisition) $102.7 $102.6 $112.5 Annualized Asset Acquisition EBITDA Contribution – – 10.0 Pro Forma EBITDA $102.7 $102.6 $122.5

PRO FORMA EBITDA RECONCILIATION EBITDA Reconciliation
 ($ in mm)     At Refinancing LTM LTM      2016A 3/31/2017 9/30/2017  EGM Adjusted EBITDA (1)   $91.7 $93.2 $104.5   Table Products Adjusted EBITDA (1) (1.7) (1.4) (1.0) Interactive Adjusted EBITDA (1)  (4.7) (2.8) (1.0)  Adjusted EBITDA    $85.3 $89.0 $102.5  Loss Associated with Table Products (Ramping Business) (2)  1.7 1.4 1.0    Loss Associated with Interactive (Ramping Business) (2)   4.7 2.8 1.0     FY Impact of Capex Incurred / Contracted Placements within the Next 6 Months (3) 4.2 5.9 2.9   Run-Rate Net Impact of New Unit Placements (4)    5.8 3.4 4.0      Annualization of Realized Synergies (5)     0.9 0.1 -       FY Impact of In Bet Acquisition (Closed August 2017)    - - 1.0  Pro Forma EBITDA (before Asset Acquisition)    $102.7 $102.6 $112.5  Annualized Asset Acquisition EBITDA Contribution   – – 10.0  Pro Forma EBITDA    $102.7 $102.6 $122.5  1) Per AP Gaming Holdco, Inc. public filings  2) EBITDA losses associated with Table Products and Interactive segments which are currently ramping  3) Full-year adjustment for machines pending install and contracted to be placed within the next 6 months  4) Annualization of EBITDA contribution from new units placed intrayear; net of units displaced  5) Annualization of EBITDA contribution from realized synergies implemented intrayear